Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated December 15, 1998 included in Falcon Products, Inc.'s Form 10-K for the year ended October 31, 1998 and to all references to our Firm included in this registration statement.


                                   /s/   Arthur Andersen LLP

July 16, 1998